Exhibit 10.57

AMENDMENT AND NOTICE OF EXERCISE OF WARRANT

This Amendment and Notice of Exercise (this “Agreement”), dated as of May 14, 2024 (the “Effective Date”), is being entered into by and between PishPosh, Inc., a Delaware corporation (the “Company”) and Dov Kurlander (the “Holder”).

WHEREAS, the Company issued to the Holder that certain Warrant No. 2023-1 (the “Warrant”), dated April 5, 2023, which grants the Holder the right to purchase up to 250,000 shares of Common Stock of the Company at an exercise price of $0.01 per share, subject to adjustment as set forth in the Warrant (the “Exercise Price”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Warrant;

WHEREAS, Section 2(e) of the Warrant provides that the Company shall not effect any exercise of the Warrant, and the Holder shall not have the right to exercise any portion of the Warrant, pursuant to Section 2 thereof or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation; and

WHEREAS, the Company and the Holder wish to amend the Warrant to remove the Beneficial Ownership Limitation and to provide that the Warrant is currently exercisable in full, and, simultaneously, the Holder wishes to exercise the Warrant in full by means of a “cashless exercise” pursuant to Section 2(c) of the Warrant.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Holder and the Company hereby agree and consent as follows:

1.          Effective as of the Effective Date, the Warrant is hereby amended to remove the Beneficial Ownership Limitation and any reference thereto and to provide that the Warrant is exercisable in full, effective immediately upon the execution of this Agreement.

2.          The Holder hereby exercises the Warrant in full by means of a cashless exercise pursuant to Section 2 (c) of the Warrant, for the purchase of 249,375 shares of Common Stock of the Company (the “Warrant Shares”), effective as of the Effective Date.

3.          Upon the issuance of the Warrant Shares, the Warrant shall be deemed cancelled and of no further force or effect.

4.          This Agreement may be executed in multiple counterparts and delivered electronically or by facsimile or PDF signature.

5.          This Agreement shall be governed in accordance with the terms of the Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

COMPANY:

PishPosh, Inc.

By:	/s/ Charlie Birnbaum
Name: Charlie Birnbaum
Title: Chief Executive Officer

HOLDER:

By:	/s/ Dov Kurlander
Name:	Dov Kurlander